UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 27, 2011

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

NetSpend Holdings, Inc. (the “Company”) held its annual meeting of stockholders on April 27, 2011 (the “Annual Meeting”). Of the 88,879,577 shares of common stock outstanding and entitled to vote as of the March 14, 2011 record date, 80,634,383 shares of common stock were represented in person or by proxy at the Annual Meeting.  A summary of the final voting results for each of the four matters voted upon by the stockholders at the Annual Meeting is set forth below. The proposals related to each matter are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2011.

Proposal 1:  Election of Class I Directors

The following nominees were elected to serve as Class I directors for a term of three years and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes

Andrew W. Adams	78,386,279	604,828	1,643,276

Daniel R. Henry	78,232,454	758,653	1,643,276

Stephen A. Vogel	78,783,150	207,957	1,643,276

Proposal 2:  Advisory Vote on Executive Compensation

The advisory resolution on executive compensation was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes

77,940,402	1,036,743	13,962	1,643,276

Proposal 3:  Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

In the advisory vote on the frequency of future shareholder advisory votes on the Company’s executive compensation, votes were cast in favor of holding future advisory votes every year, every two years or every three years as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

15,987,370	29,825	62,966,066	7,846	1,643,276

In accordance with the results of this advisory vote and consistent with the Company’s recommendation, the Company intends to hold future advisory votes on the compensation of its executive officers every three years until the next required vote on the frequency of shareholder votes on the compensation of executives.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified.

Votes For	Votes Against	Abstentions

80,560,251	67,648	6,484

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: May 3, 2011	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer